Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 8, 2004, in the Registration Statement (Form S-1) and related Prospectus of Tercica, Inc. for the registration of 6,900,000 shares of its common stock.

/s/    ERNST & YOUNG LLP

Palo Alto, California

January 20, 2005